 Exhibit 99.1
TenFold Announces Reduction in Workforce

SALT LAKE CITY, Utah - January 23, 2008 - TenFold Corporation (OTC: TENF.OB), provider of EnterpriseTenFold SOA, an SOA-compliant, Ajax-enabled solutions framework for adding functionality to existing applications and building enterprise-scale applications, announced today that it was reducing its workforce by approximately 40%, effective immediately.

        Although TenFold completed its fourth quarter of 2007 ended December 31, 2007 with ending cash of approximately $1.9M, up slightly from ending Q3 2007 cash of $1.8 million, deals expected to close in Q4 2007 did not close as expected, and TenFold's pipeline may not be adequate enough to significantly reverse this trend. Thus, TenFold is reducing its expenses to conserve its cash, after careful and studied consideration with its Board of Directors of all available options.

"As I cautioned during our Q3 2007 financial results conference call on November 1, 2007, in order to sustain our progress and positive cash flow we had to close additional business by the end of the year. And while some of that business did close, there may not be enough new or continuing business to sustain us in Q1 2008 at our current expense levels," said Robert Felton, TenFold's Chairman, President and CEO. "As I also noted in that conference call, we continue to find that it is very hard for those who are invested in other technology platforms to recognize that there is a higher quality, less costly way to develop applications and therefore find reasons not to give us a try."

        TenFold expects to continue operations and support its customers with reduced headcount while it seeks potential acquirers, such as companies having products compatible with EnterpriseTenFold SOA or needing a development platform, and while it continues to attempt to close business in its pipeline. TenFold is also pursuing a restructuring that could involve TenFold going private.

        There can be no assurance that such efforts will lead to an acquisition, a going private transaction or substantial new business. Should TenFold not be able to conclude such an arrangement or close substantial new business in the near term, it may terminate operations.

About TenFold
TenFold (OTC Bulletin Board: TENF) licenses its patented technology for applications and services development, EnterpriseTenFold SOA, to organizations that face the daunting task of transforming obsolete applications or building complex SOA-compliant applications. Unlike traditional approaches, where business and technology requirements create difficult IT bottlenecks, TenFold technology lets a small team of business people and IT professionals design, build, deploy, maintain, and upgrade new or replacement applications significantly faster and at much less cost than traditional development technologies. For more information, call (800) TENFOLD or visit www.tenfold.com.

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This release contains forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "anticipate," "should," "will," "may," or the negatives thereof, or similar terminology, or by discussions of our strategy, plans or the benefits of our technology, and include any facts or assumptions underlying such statements. Our business and operations are subject to a wide variety of risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Forward-looking statements in this release include that TenFold expects to continue operations and support customers while it pursues potential acquirers, such as companies having products compatible with EnterpriseTenFold SOA or needing a development platform, and while it continues to attempt to close business in its pipeline; and that EnterpriseTenFold SOA technology lets a small team design, build, deploy, maintain and upgrade applications significantly faster and at much less cost than traditional development technologies. Factors that could cause actual benefits of the TenFold product and technology to differ materially from those in the forward-looking statements include inadequate training, incorrect installation, use of unsupported hardware and software versions or combinations thereof, and inadequate consultation with TenFold support personnel. These and other factors that could cause actual results to differ materially from those in the forward-looking statements are discussed in greater detail in certain documents filed by TenFold Corporation with the Securities and Exchange Commission, including but not limited to, the most recent reports on Forms 10-K and 10-Q. We make no commitment to revise or update any forward-looking statement to reflect events or circumstances after the date such statement is made.

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TenFold and EnterpriseTenFold are registered trademarks of TenFold Corporation. All other trademarks and registered trademarks are the property of their respective owners.

Sally N. White
TenFold Corporation
801-619-8232
swhite@tenfold.com